Exhibit 10.32

People’s Republic of China	Printed by the Ministry of Land Resources of the People’s Republic of China
Mining permits
(copy)	Mining area inflection point coordinates:
Permit#: 3707820880007	X Y
Ownership of mining right: Zhucheng City Ziyang Ceramic Co., Ltd.	A: 3973582 20734326
Address: Zhucheng city, Huang Hua Town Zhu Pan San Village	B: 3973580 20734228
Mine Name: Zhu Pan San Village Clay Quarry	C: 3973488 20734226
Economic Type: private enterprise	D: 3973502 20734327
Minerals to be mined:
Mining method: Open-pit mining
Production scale: 20000 cubic meter per year	Mining depth: 12Meters
Mining area: 8000 square meter
Validity: 6 years from 2008/08/01 to 2014/07/31

Stamped by Zhucheng City Office of Mineral Resources Management
Mining Registration Seal
2008/08/03